EXHIBIT (11)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the following with respect of Post-Effective Amendment No. 40 to the Registration Statement (No. 33-20827) on Form N-1A under the Securities Act of 1933, as amended, of The RBB Fund, Inc.:

     (Diamond)   The inclusion of our report dated October 15, 1996 on our audit of financial statements and financial highlights of the Government Securities, Money Market, Municipal Money Market,
                 Government Obligations Money Market, and New York Municipal
                 Money Market Portfolios of The RBB Fund, Inc., in the
                 Statement of Additional Information.

     (Diamond)   The reference to our Firm under the headings "Financial
                 Highlights" in the Prospectus and under the heading
                 "Independent Accountants" in the Statement of Additional
                 Information.



COOPERS & LYBRAND L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
November 21, 1996